UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2008

TECHTARGET, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Needham, MA 02494
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 657-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

In response to the current and anticipated future economic uncertainties, on December 11, 2008, the Company implemented an expense reduction program that included (a) a reduction in workforce, (b) a reduction in certain office leases, (c) the elimination of its two print publications, and (d) a continuation of strict controls on discretionary spending.   During the twenty-four month period immediately preceding the announced workforce reduction, the Company hired approximately 150 employees to support existing and anticipated growth. The reduction in workforce will result in a decrease of the Company’s employees by approximately 76 full-time positions, representing approximately 12% of its total workforce. The Company expects that it will complete this reduction in workforce no later than December 31, 2008.

As a result of the expense reduction program, the Company expects to incur a pre-tax charge of between $1,800,000-$2,000,000 in the fourth quarter of 2008. This charge will include expenses related to the severance for terminated employees and other exit-related costs arising from contractual and other obligations. Substantially all of these charges will result in cash expenditures.   The employee termination payments are expected to be substantially completed by the end of the first quarter of 2009 and the payments associated with terminated office leases will be completed by the fourth quarter of 2009. This charge was not included in the Company’s fourth quarter financial guidance provided on November 6, 2008.

Item 7.01 Regulation FD Disclosure

The Company has implemented the cost reductions described in Item 2.05 of this Form 8-K to lower its current and future operating expenses in order to align its costs with the current business conditions with the goal of maintaining its profitability and investing as appropriate to gain market share. These cost reductions were determined in conjunction with the Company’s annual budget process.

The Company expects to achieve a 2009 adjusted EBITDA margin between 15% - 20% and expects a net loss per basic share between $(0.10) and $(0.02).  The Company will provide additional 2009 financial guidance when it reports its fourth quarter 2008 and fiscal year 2008 financial results in February 2009. The term "adjusted EBITDA" refers to a non-GAAP financial measure that the Company defines as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The Company defines “adjusted EBITDA Margin” as adjusted EBITDA as a percentage of total revenues.

The Company does not expect the cost reductions to prevent the Company from continuing to invest in business initiatives aimed at gaining market share, most notably the launching of new websites and the expansion of its international operations. Additionally, the Company does not expect the cost reductions to have an adverse affect on its current financial position.  As of November 30, 2008, the Company has approximately $68,800,000 in cash, short-term and long-term investments. The Company does not hold any investments in auction rate securities or similarly illiquid investments. As of November 30, 2008, the Company had bank debt of $3,250,000.

Forward Looking Statements

Certain matters included in this Form 8-K may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this Form 8-K and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

Date: December 11, 2008	By:	/s/ ERIC SOCKOL
Eric Sockol
Treasurer and Chief Financial Officer